UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2022

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On August 15, 2022, the board of directors (the “Board”) of Box, Inc. (the “Company”) appointed Amit Walia as a member of the Board effective as of August 16, 2022. Mr. Walia will serve as a Class I director whose term expires at the annual meeting of stockholders to be held in 2024. There are no arrangements or understandings between Mr. Walia, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Walia was selected as a director. Mr. Walia has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical Information

Mr. Walia, age 50, has served as Chief Executive Officer and a member of the board of directors of Informatica Inc. (NYSE: INFA), an enterprise cloud data management company, since January 2020. Previously, Mr. Walia served in various roles at Informatica from October 2013 to January 2020, including most recently as President, Products and Marketing, where he was responsible for Informatica’s product and market strategy, product management, product development, user experience, cloud operations, strategic ecosystems strategy, partnerships with strategic ecosystems, and global marketing function. Prior to Informatica, Mr. Walia worked in leadership positions across a variety of functions at Symantec Corporation, a cybersecurity company, Intuit Inc., a business and financial management solutions company, and McKinsey & Company, a management consulting company. He spent the earlier part of his career working for Tata Group, a multinational conglomerate, and Infosys Technologies Ltd, a digital services and consulting company, in India.

Mr. Walia holds a B.Tech. from the Indian Institute of Technology, Varanasi, India, and an M.B.A. from the Kellogg School of Management, Northwestern University. Mr. Walia was selected to serve on our board of directors because of his extensive operations, product, marketing and leadership experience at global technology enterprises in areas of cloud data management, data governance and cybersecurity.

Compensation and Indemnification

Mr. Walia will receive an equity award and a pro-rated portion of the annual cash as part of the standard compensation received by the Company’s non-employee directors for service on the Board and committees thereof.

Mr. Walia has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2014, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

ITEM 8.01	Other Events.

Press Release

On August 18, 2022, the Company issued a press release announcing Mr. Walia’s appointment to the Board. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated August 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2022	BOX, INC.

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary